FRED MEYER, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER COMMON SHARE
(In thousands, except per share amounts)
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                                                           52 Weeks             52 Weeks             53 Weeks
                                                              Ended                Ended                Ended
                                                           Jan. 31,              Feb. 1,              Feb. 3,
                                                               1998                 1997                 1996
                                                           --------             --------             --------
Basic earnings per common share
   Weighted average number
     of shares outstanding                                  67,168               52,155               53,365
                                                         ---------             --------             --------
   Income before extraordinary
     charge                                              $ 103,304             $ 58,545             $ 30,286
   Extraordinary charge                                    (91,210)                   -                    -
                                                         ----------            --------             --------
   Net income                                            $  12,094             $ 58,545             $ 30,286
                                                         =========             ========             ========
   Per share calculation
     Income before extraordinary
       charge                                            $    1.54             $   1.12             $   0.57
     Extraordinary charge                                    (1.36)                   -                    -
                                                         ----------            --------             --------
     Net income                                          $    0.18             $   1.12             $   0.57
                                                         =========             ========             ========
 Diluted earnings per common share
   Weighted average number
     of shares outstanding                                  67,168               52,155               53,365
   Weighted average number
     of shares under option                                  7,957                7,820                5,195
   Shares assumed to have
     been purchased under the
     treasury stock method                                  (4,516)              (4,194)              (1,904)
                                                         ---------              -------             --------
   Weighted average number
     of common and common
     equivalent shares outstanding                          70,609               55,781               56,656
                                                         ---------             --------             --------
   Income before extraordinary
     charge                                              $ 103,304             $ 58,545             $ 30,286
   Extraordinary charge                                    (91,210)                   -                    -
                                                         ---------             --------             --------
   Net income                                            $  12,094             $ 58,545             $ 30,286
                                                         =========             ========             ========
   Per share calculation
     Income before extraordinary
       charge                                            $    1.46             $   1.05             $   0.53
     Extraordinary charge                                    (1.29)                   -                    -
                                                         ---------             --------             --------
     Net income                                          $    0.17             $   1.05             $   0.53
                                                         =========             ========             ========
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